EXHIBIT 10.2

Nonqualified Stock Option Award Agreement
Under the Bloomin’ Brands, Inc. 2016 Omnibus Incentive Compensation Plan

Bloomin’ Brands, Inc. (the “Company”) hereby issues to the Participant an award (the “Award”) of Nonqualified Stock Options (the “Options”). Each Option represents the right to purchase one Share at the Option Price, subject to the restrictions and other terms and conditions set forth in the Bloomin’ Brands, Inc. 2016 Omnibus Incentive Compensation Plan (the “Plan”) and those set forth in this Agreement, including the Terms and Conditions of Nonqualified Stock Option Award attached hereto as Exhibit A (collectively, the “Agreement”). Any capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan.

Award of Options:

Name/Participant:	<name >
Type of Grant:	Nonqualified Stock Options
Date of Grant:	<date>
Total Options Granted:	<options >
Option Price:	<FMV>

The Participant, by accepting this award online on www.netbenefits.com, acknowledges and agrees that the Options are granted under and governed by the terms, and subject to the conditions, of this Agreement, including the Terms and Conditions of Nonqualified Stock Option Award attached hereto as Exhibit A, and the Plan.

Exhibit A

Terms and Conditions of Nonqualified Stock Option Award

1.    Condition to the Participant’s Rights Under this Agreement. This Agreement shall not become effective, and the Participant shall have no rights with respect to the Award or the Options, unless and until the Participant has fully executed this Agreement by accepting the Award online as described above. Notwithstanding the foregoing, if the Participant does not otherwise reject this Award in a writing to the Compensation department within 90 days of the Date of Grant or such other manner as the Company may specify from time to time in its sole discretion, the Participant shall be deemed to have accepted the Award, and the terms and conditions hereof, as of the Date of Grant.
2.    Vesting. Subject in each case to the Participant’s Continuous Service Status on each applicable vesting date, the Options awarded under this Agreement shall vest and become exercisable in accordance with the schedule set forth below unless, prior to any vesting date set forth, the Options are forfeited or have become subject to accelerated vesting under the terms and conditions of this Agreement and the Plan.

Vesting Date	Vesting Percentage
First Anniversary of Date of Grant	25%
Second Anniversary of Date of Grant	25%
Third Anniversary of Date of Grant	25%
Fourth Anniversary of Date of Grant	25%

3.    Exercisability. The Options are not exercisable until they vest as provided herein. The Participant must exercise the Options prior to the earlier of (a) ten (10) years after the Date of Grant and (b) in the event of a termination of the Participant’s Continuous Service Status for any reason, such earlier date as provided in Section 5 below (the earlier of such dates, the “Expiration Date”). No Shares will be issued pursuant to the exercise of any Options unless and until all legal requirements applicable to such issuance have been complied with to the satisfaction of the Committee.
4.    Method of Exercise. The Participant must follow the procedures for exercising Options that are established by the Company from time to time. As a condition of any exercise of the Option, the Company may require the Participant to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company. At the time of exercise, the Participant must pay the Option Price, as provided by the Plan or otherwise established by the Committee, for all of the Options being exercised and any taxes that are required to be withheld by the Company or any of its Affiliates in connection with the exercise.
5.    Termination of Continuous Service. Subject to the limitations set forth in Section 3:

(a)    If the Participant’s Continuous Service is terminated by the Company for Cause (as defined below), then all Options, whether vested or unvested, shall be automatically and immediately forfeited for no consideration and cease to be exercisable.
(b)    If the Participant’s Continuous Service terminates for any reason other than for Cause, then all Options that are not vested at the time such termination shall be automatically and immediately forfeited for no consideration and cease to be exercisable and any Options that are then vested shall be exercisable as follows:
(i)    If termination of the Participant’s Continuous Service is as a result of the Participant’s Disability, the Participant may exercise the Option at any time within twelve (12) months following the date of termination (but in no event later than ten (10) years after the Date of Grant), but only to the extent the Option was vested and exercisable as of the date of termination of Continuous Service, after which time the Option shall terminate.
(ii)    If the Participant dies (A) during the term of the Option and while in Continuous Service, (B) within twelve (12) months after termination of Continuous Service as a result of the Participant’s Disability, or (C) within three (3) months after termination of Continuous Service for a reason other than the Participant’s Disability, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than ten (10) years after the Date of Grant) by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested and exercisable as of the termination of Continuous Service Status, after which time the Option shall terminate.
(iii)    If the Participant retires on or after age sixty (60) with five (5) years of service with the Company or an Affiliate of the Company (“Retirement”), the Participant may exercise the Option at any time within twelve (12) months following the date of Retirement (but in no event later than ten (10) years after the Date of Grant), but only to the extent the Option was vested and exercisable as of the date of termination of Continuous Service, after which time the Option shall terminate.
(iv)    If the Participant’s Continuous Service terminates for any other reason, the Participant may exercise his or her Option at any time within three months after such termination (but in no event later than ten (10) years after the Date of Grant), but only to the extent that the Option was vested and exercisable at the date of such termination, after which time the Option shall terminate.
(c)    For purposes of this Section 5, “Cause” shall have the same meaning ascribed to such term in any employment agreement or arrangement between the Company (or any Affiliate) and the Participant. If no such agreement or arrangement applies to the Participant or if any such agreement or arrangement that applies to the Participant does not define Cause, then “Cause shall mean:
(i)    failure of the Participant to perform the duties required of the Participant pursuant to his or her employment agreement or otherwise applicable to the

Participant in connection with his or her employment in a manner satisfactory to the Company, in its sole discretion; provided, however, for purposes of this subparagraph (i), Cause will not exist unless the Company first gives the Participant written notice (“Notice of Deficiency”). The Notice of Deficiency shall specify the deficiencies in the Participant’s performance of his or her duties. The Participant shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event the Participant does not cure the deficiencies to the satisfaction of the Company, in its sole discretion, within such thirty (30) day period (or if during such thirty (30) day period the Company determines that the Participant is not making reasonable, good faith efforts to cure the deficiencies to the satisfaction of the Company), then a termination by the Company as a result of such deficiencies will be for Cause;

(ii)    any dishonesty by the Participant in the Participant’s dealings with the Company, the commission of fraud by the Participant, negligence in the performance of the duties of the Participant, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the Participant of, or indictment or charge with respect to, any felony, or any other crime involving dishonesty or moral turpitude;

(iii)    any violation of any non-competition, non-solicitation, non-disclosure or confidentiality covenant or similar restriction applicable to the Participant; or

(iv)    any violation of any current or future material published policy of the Company or its Affiliates (material published policies include, but are not limited to, the Company’s discrimination and harassment policy, management dating policy, responsible alcohol policy, insider trading policy and security policy).
6.    Change in Control. In the event of a Change in Control, the vesting of the Options may be accelerated pursuant to the Company’s Executive Change in Control Plan or pursuant to Section 12 of the Plan. In any such event, the treatment of the Options shall be governed by the applicable provisions of the Executive Change in Control Plan and Section 12 of the Plan.
7.    Options Non-Transferable. The Participant shall not directly or indirectly sell, transfer, pledge, assign or otherwise encumber the Options or any interest in them or any Shares underlying the Options prior to exercise thereof, or make any commitment or agreement to do any of the foregoing, except to the extent permitted by Section 11.3 of the Plan.
8.    Data Privacy.
(a)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
(b)    The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise of this Option. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of a refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s human resources representative.
9.    Electronic Delivery and Acceptance. The Company may in its sole discretion, decide to deliver any documents related to this Option granted under the Plan, and participation in the Plan or future Awards that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and; if requested, to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or another third party designated by the Company. If required by local law, the Participant may be required to print out, sign and return to the Company the electronic document and/or this Agreement indicating his or her consent to participate in the Plan.
10.     Government and Other Regulations.
(a)    This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees not to exercise this Option granted hereby nor will the Company be obligated to issue any Shares hereunder if the grant, vesting or exercise thereof or the issuance of such Shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this Option or the issuance of Shares pursuant hereto to comply with any such law, regulation, order or provision.
(b)    As a condition of the grant of this Option, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal obligations under local laws, rules and regulations in the Participant’s country of residence, including without limitation, the obligation to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and regulations in the Participant’s country of residence.
11.    Miscellaneous Provisions.
(a)    The Options are granted under and subject to the terms and conditions of the Plan, which is incorporated herein and made part hereof by this reference. In the event of a conflict between the terms of the Plan and this Agreement, the terms of the Plan, as interpreted by the Board or the Committee, shall govern and all decisions under and interpretations of the Plan or this Agreement by the Committee or the Board shall be final, binding and conclusive upon the Participant and his heirs and legal representatives. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.
(b)    This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
(c)    If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
(d)    The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(e)    This Agreement may be executed or deemed executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Company has caused this grant of Options to be executed, as of the Date of Grant.

BLOOMIN’ BRANDS, INC.

By:_____ELECTRONIC SIGNATURE
Elizabeth Smith, Chief Executive Officer
(or Kelly Lefferts, Group Vice President, Legal)